Exhibit 10.2

MACRO HOLDING, INC.

1999 ASSUMED STOCK OPTION PLAN

1. Purpose. This 1999 Assumed Stock Option Plan (the “Plan”) (f/k/a the Rackspace, Ltd. 1999 Unit Option Plan) is intended to provide incentives to the employees of Macro Holding, Inc. (the “Company”), any future parent, and any present or future subsidiaries of the Company (collectively, “Related Entities”), by providing such employees with opportunities to purchase Common Stock in the Company, par value $0.001 per share (the “Common Stock”), pursuant to options granted hereunder (the “Options”). The Common Stock will have the rights, preferences and privileges set forth in the Company’s Certificate of Incorporation, as amended from time to time. Anything in this Plan to the contrary notwithstanding, Options shall not be granted or awarded hereunder to any administrator or administrators if such grant, award or purchase would cause such administrator or administrators not to satisfy the “disinterested person” requirements of Rule 16b-3, or any successor or amended rule, (“Rule 16b-3”) promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended (the “1934 Act”). Nothing in this Plan shall confer upon an Optionee any right to continue in service for any period or duration or interfere with or otherwise restrict in any way the rights of the Company or any Related Entity, which rights are hereby expressly reserved, to terminate such person’s employment at any time and for any reason, with or without cause.

In August of 2001, Rackspace, Ltd. executed a Plan of Reorganization with, among others, the Company, pursuant to which the Company assumed the 1999 Unit Option Plan of Rackspace, Ltd. This Plan is the assumed 1999 Unit Option Plan revised to reflect that the Company is now a corporation and not a partnership.

Recipients of Options are hereafter referred to individually as an “Optionee” and collectively as “Optionees.”

2. Administration of the Plan. The Plan shall be administered (i) to the extent required by Rule 16b-3, by an administrator or administrators in compliance with Rule 16b-3, and (ii) in all other cases, by the board of directors of the Company (the “Board”) or by such administrator or administrators as the Board may designate (such administrator(s) and the Board collectively, the “Administrator”). Subject to the terms of the Plan, the Administrator shall have the authority to (i) determine the employees of the Company and Related Entities to whom Options will be granted; (ii) determine the number of shares of Common Stock and the option price of shares subject to each Option; (iii) determine the time or times when each Option shall vest and become exercisable and the duration of the exercise period; (iv) determine the terms and provisions of each Option Agreement (defined below in Paragraph 4(A)), and (v) interpret the Plan and prescribe and rescind rules and regulations relating to it. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. The interpretation and construction by the Administrator of any provisions of the Plan or of any Option shall be final unless otherwise determined by the Board. The Administrator may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. Neither the Administrator nor the Company shall be liable for any action or determination made under the terms hereof with respect to the Plan or any Option granted under it.

3. Shares. The Common Stock subject to the Options shall be authorized but unissued shares of Common Stock. The maximum aggregate number of shares of Common

Stock that may initially be issued pursuant to the Plan is 2,729,356. The number of shares authorized for the grant of Options under the Plan shall be subject to adjustment as provided in Paragraph 6. If any Option shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the un-purchased shares subject to such Option shall again be available for grant under the Plan to the extent permitted by Rule 16b-3.

4. Terms of Options.

A. Minimum Option Price. The price per share specified in the agreement (the “Option Agreement”) relating to each Option granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. If, at the time an Option is granted, the Common Stock is listed on any established stock exchange or a national market system or regularly quoted by a recognized securities dealer (“Publicly Traded”), “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the last reported sales price of a share of Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of a share of Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or the average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not Publicly Traded at the time an Option is granted under the Plan, “fair market value” shall be deemed to be the greater of (a) the last purchase price of any Common Stock sold by the Company in an arm’s length negotiated transaction within 120 days previous to the date that an

Option is granted under the Plan (not including Option exercises), (b) the annualized revenue of the Company using the revenues for the month preceding the date of grant of an Option (12 times the revenue for such previous month) times ten (10) and divided by the number of shares of Common Stock then outstanding (assuming conversion of all then outstanding stock convertible into Common Stock), or (c) $50,000,000 divided by the number of shares of the Common Stock then outstanding (assuming conversion of all then outstanding stock convertible into Common Stock). Provided, however, in the event the Administrator shall determine that the above methods of determining the fair market value of a share of Common Stock are unfair to either the Optionee or the Company, the fair market value of a share of Common Stock shall be as determined by the Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, the price determined in any applicable public trading market, or any recent sale and offer prices of equity securities of the Company in private transactions negotiated at arm’s length.

B. Duration of Options. Each Option shall expire on the date specified in the applicable Option Agreement, but not more than ten (10) years from the date of grant.

C. Vesting and Exercise of Options. Options shall vest as follows: one third (1/3) of the aggregate shares under the Option on or after the first anniversary of the date of its grant and an additional one third (1/3) of such shares on each of the next following two anniversary dates of its grant; provided the Optionee is an employee of the Company or a Related Entity on such date. The above notwithstanding, the Administrator shall have the right to increase or decrease the vesting schedule specified above, and to the extent it does so, such vesting schedule shall be specified in the Option Agreement. Options which have vested (“Vested Options”) may be exercised at anytime after six (6) years from the date of grant, provided however, that such Vested Options may be exercised earlier than six (6) years from the date of grant upon or after the first to occur of (i) the closing of the first sale of Common Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) (an “IPO”), or (ii) the closing of a “Significant Transaction.” “Significant Transaction” means the sale of all or substantially all of the assets of the Company, or a merger, business combination or a change in control through the issuance or transfer of equity in the Company, wherein the equity owners of the Company immediately prior to the merger, combination or change in control, do not own or control (directly or indirectly) at least 10% of the equity interest in the Company or the successor company, as the case may be. As to outstanding Vested Options, the Administrator may permit the exercise of such options notwithstanding the failure to meet the six (6) year from date of grant, IPO or Significant Transaction requirements. The Company makes no representation that an IPO or Significant Transaction will occur and shall have no obligation to seek to cause such events to occur.

D. Date of Grant and Employees Eligible for Options. Options granted under this Plan shall be granted only to employees of the Company or a Related Entity who have been so employed continuously as a full-time employee for at least six (6) months. Options shall be granted on either December 31 or June 30 of each year, provided that the Administrator may grant Options on dates other than on December 31 and June 30 if extenuating circumstances exist, as determined by the Administrator.

E. Limitation of Shares under Option to a Single Optionee. No Optionee shall be granted an Option if the aggregate exercise price for all shares of Common Stock covered by the Options held by such Optionee, including the proposed Option, will exceed of ten percent (10%) of the annual base salary (exclusive of bonus and commission) of the Optionee at the time of grant. The Administrator may deviate from this limit to the extent the Administrator determines circumstance requires.

F. Option Terminates with Employment. Upon the termination of the Optionee’s full time employment with the Company or a Related Entity, as determined by the Administrator, Options held by the Optionee shall terminate except to the extent such Options are Vested Options on the date of any such termination. All Vested Options which may be exercised under the provisions of Paragraph 4(C) above at the time of termination of employment must be exercised, if at all, within 60 days following any such termination of employment. If not exercised in full during such sixty (60) day period, such Vested Options shall terminate to the extent not exercised. All Vested Options which are not exercisable at the time of termination of employment shall terminate on the 120th day following the date of termination of employment, whether or not they become exercisable under the provisions of Paragraph 4(C) above during such 120 day period.

G. Forfeiture for Competition. If, at any time while any Option remains outstanding, the Optionee provides services to a competitor of the Company or a Related Entity, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise (“engages in competition”), then the Option shall terminate and be forfeited, subject only to a determination by the Administrator to the contrary. For all purposes under this Plan and each Option Agreement, the Administrator shall have the right to determine whether or not the Optionee engages in competition and such determination shall be conclusive and binding on the Optionee.

5. Written Agreements. Options shall be evidenced by instruments (which need not be identical) in such forms as the Administrator may from time to time approve. Such instruments shall conform to such terms, conditions and provisions as are applicable hereunder and may contain such other terms and conditions and provisions as the Administrator deems advisable which are not inconsistent with the Plan, including restrictions applicable to securities issuable upon exercise of Options. The Administrator may from time to time confer authority and responsibility on one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

6. Adjustments. Upon the happening of any of the following described events, an Optionee’s rights with respect to Options granted to him hereunder, shall be adjusted as hereinafter provided, unless otherwise specifically provided, in addition or to the contrary, in the Option Agreement.

A. Certain Corporate Events. If the Common Stock is subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, recapitalization the Common Stock is to be exchanged for other securities of the Company or of another entity (collectively, an “Event”), the number and type of securities subject to an Option and the exercise price for such Option shall be appropriately adjusted to reflect the Event. If an Event should occur and the entity the securities of which would be issuable under an Option as the result of the Event is not bound and chooses not to be bound under the provisions of this Plan or any Option, and the Company is not a reporting company under the 1934 Act, the Administrator shall determine the rights of the Optionee under the Option, which may include termination of the Option. If the Event is a merger, consolidation, reorganization or split-up and the surviving entity does not agree to recognize the Options and (i) the Event meets the definition of a Significant Transaction, or (ii) the Company is otherwise a reporting company under the 1934 Act, holders of Vested Options are required to exercise their Options, if at all, within sixty (60) days after the Event and any exercise during such 60 days shall be deemed to have occurred on the date previous to such Event. An Option not exercised in full during such sixty (60) day period shall terminate to the extent not exercised.

B. New Securities. If any person owning securities obtained by exercise of an Option receives new or additional or different or securities (“New Securities”) in connection with an Event, such New Securities shall be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which such New Securities were issued.

C. Fractional Shares. Options may only be exercised for a whole number of shares, and no fractional shares shall be issued under an Option. Any fractional shares which, but for this Paragraph 6(C), would have been issued to an Optionee upon exercise of an Option shall be rounded up to the nearest whole share.

D. Adjustments. Upon the happening of any Event, the class and aggregate number of shares set forth in Paragraph 3 reserved for issuance under the Plan shall be appropriately adjusted to reflect the Event. The Board shall determine the specific adjustments to be made as a result of the occurrence of an Event, including the exercise price and the number and type of securities, and its determination shall be conclusive and binding on the Optionee.

7. Means of Exercising Options and Denial of Rights as Stockholder. An Option (or any part or installment thereof) shall be exercised as specified in the Option Agreement, which may specify any legal method of exercise. The holder of an Option shall not have the rights of a holder of shares of Common Stock with respect to the shares covered by his Option until the date of issuance of a certificate to him representing such shares. Except as expressly provided above in Paragraph 6 with respect to changes in capitalization, no adjustment shall be made with respect to any shares issuable upon exercise of an Option for dividends or similar rights for which the record date is before the date the certificate is issued.

8. Transferability of Options. Except as otherwise provided in the Plan, no Option shall be transferable by an Optionee other than by will or the laws of descent and distribution. Any Option purported to be transferred to the spouse or former spouse of an Optionee pursuant to any court order or decree or settlement agreement issued or entered into incident to any divorce action shall terminate, whether or not any such court order or decree or settlement agreement purports to merely recognize or document a community interest of such spouse or former spouse.

9. Termination; Amendment. The Board may terminate or amend the Plan in any respect at any time.

10. Withholding of Additional Income Taxes. Upon the exercise of an Option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the Optionee, purchaser, or holder or exerciser of an Option to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income. In addition, each Optionee, no later than the date as of which the value of a grant or of any Common Stock or other amount received thereunder first becomes includable in the gross income for the Optionee for Federal income tax purposes, shall pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Administrator may permit payment of taxes to be made through tender of cash or securities, the withholding of securities or cash to be received or any other arrangement satisfactory to the Administrator. The Company, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

11. Company’s Right of First Refusal and Other Restrictions on Transfer of Shares.

(A) Right of First Refusal and Restriction on Transfer. No transfer of Common Stock (which for purposes of this Paragraph 11 includes any securities issued in exchange for or as a result of Common Stock), other than a “Permitted Transfer” as defined in Paragraph 11(D) below, may be made within twenty-four (24) months of the date the Optionee first becomes a full-time employee of the Company. After such 24 month period, in the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Common Stock acquired under an Option, or any interest in such Common Stock, the Company shall have a right of first refusal (the “Right of First Refusal”) with respect to all (and not less than all) of such Common Stock. If the Optionee desires to transfer any Common Stock acquired under an Option, the Optionee shall give a written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of shares of Common Stock proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee (the “Transferee”) and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Common Stock identified in the Transfer Notice. The Company shall have the right to purchase all, and not less than all, of the Common Stock identified in the Transfer Notice on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Paragraph 11(B) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company (the “Exercise Period”). The Company’s rights under this Paragraph 11(A) shall be freely assignable, in whole or in part.

(B) Transfer of Shares. If the Company fails to exercise its Right of First Refusal prior to the expiration of the Exercise Period, the Optionee may, not later than 60 days following expiration of the Exercise Period, conclude a transfer of the Common Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Optionee is bound, including any restriction against transfer contained in any agreement to which the Optionee is a party. The Transferee must agree in writing on a form prescribed by the Company to be bound by all provisions of this Plan and the Option Agreement, including but not limited to the Right of First Refusal. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (A) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provides that payment is to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying the consideration with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(C) Termination of Right of First Refusal. Any other provision of this Paragraph 11 notwithstanding, in the event that the Common Stock is readily tradable on an established securities market when the Optionee desires to transfer Common Stock, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Paragraphs 11(A) and 11(B) above, provided that such transfer takes place not less than 24 months from the date the Optionee first became a full-time employee of the Company.

(D) Permitted Transfers. This Paragraph 11 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Optionee’s spouse (other than pursuant to a divorce proceeding), children or to a trust established by the Optionee for the benefit of the Optionee or the Optionee’s spouse, children or grandchildren, provided in either case that the transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Plan and the Option Agreement, including but not limited to the Right of First Refusal and the restriction against transfer for a period of 24 months from the date the Optionee first became a full-time employee of the Company. If the Optionee transfers any Common Stock acquired upon exercise of an Option, then this Paragraph 11 shall apply to the transferee to the same extent as to the Optionee.

(E) Termination of Rights as Stockholder. If the Company makes the consideration available, at the time and place and in the amount and form provided for in this Paragraph 11 for the Common Stock to be purchased pursuant to this Paragraph 11, then after such time the person from whom such Common Stock is to be purchased shall no longer have any rights as a holder of such Common Stock (other than the right to receive payment of such consideration as set forth herein). Such Common Stock shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Paragraph 11.

(F) Securities Law Restrictions. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(G) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Common Stock acquired under an Option without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the securities acquired under an Option until the end of the applicable stand-off period.

12. Company’s Right to Purchase Shares.

(A) Company’s Right to Purchase Shares in Event of Termination of Employment or in the Event of Competition. The Company shall have the right to purchase any Common Stock (which for purposes of this Paragraph 12 includes any securities issued in exchange for or as a result of Common Stock) acquired by an Optionee under Options granted under this Plan in the event that the Optionee is (i) terminated for “cause”, (ii) after being continuously employed by the Company for less than 24 months, resigns or is terminated without “cause”, (iii) becomes disabled or dies after being continuously employed by the Company for less than 24 months, or (iv) in the event that the Optionee at any time engages in competition (as defined in Paragraph 4(G) above) during his employment or anytime thereafter. The purchase price for the Common Stock shall be the exercise price paid by the Optionee plus an amount necessary to provide an annualized 10% rate of return from the date the Common Stock was acquired upon exercise of an Option. However, in the event that the Optionee’s employment is terminated without “cause,” Optionee dies or becomes disabled, and at such time the Company is a reporting company under the 1934 Act, the Company shall have a right to purchase any Common Stock acquired by the Optionee under Options granted under this Plan for a purchase price equal to the fair market value of the Common Stock determined on the date of termination in accordance with Paragraph 4(A) above (Minimum Option Price). For the purposes hereof, termination for “cause” shall mean termination of employment by the Company made on the basis of the conduct (whether acts or omissions) or performance of the Optionee. For all purposes under this Plan and each Option Agreement, the Administrator shall have the sole right to make the determination of whether or not the termination is for “cause” and whether or not an Optionee “engages in competition” and such determination shall be conclusive and binding on the Optionee.

(B) Exercise of Right of Purchase. If the Company desires to exercise its right to purchase such Common Stock, it shall within 120 days after the date employment terminates or the Company knows that Optionee has died, becomes disabled or engages in competition, as applicable, (i) deliver a notice of exercise to the address for the Optionee on the books and records of the Company at such time, and (ii) make available at the offices of the Company, a check in the amount of the purchase price for the Common Stock.

(C) Termination of Rights as Stockholder. If the Company makes the consideration available, at the time and place and in the amount and form provided for in this Paragraph 12 for the Common Stock to be purchased in accordance with this Paragraph 12, then after such time the person from whom such Common Stock is to be purchased shall no longer have any rights as a holder of such Common Stock (other than the right to receive payment of such consideration as set forth herein). Such Common Stock shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Paragraph 12.

13. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

14. No Limitations on Company’s Right to Grant Options. Nothing in this Plan is intended to limit the right of the Company to issue options to purchase Common Stock or any other security with terms inconsistent with or in addition to the terms described above.

15. Provision for Payment. To the extent that the exercise of an Option relates back to a Significant Transaction, the Company shall make adequate provision to ensure that the Optionee receives the securities, cash or other item of value, which he/she would have received had he/she become a stockholder on the date of the Significant Transaction.

16. Execution of Stockholder Agreement. As a condition to exercising any Option, the Administrator shall require that the Optionee execute documentation in a form satisfactory to the Administrator and the Company to ensure that the Optionee will comply with the terms and provisions of (a) the Plan, (b) the Option Agreement, (c) any stockholder agreement or similar agreement generally required by the Company to be entered into by the stockholders of the Company or otherwise required to be executed by persons exercising options under any option plan maintained by the Company, and (d) any other agreement that the Administrator may reasonably request.

OPTION EXERCISE AGREEMENT – 1999 ASSUMED STOCK OPTION PLAN

                                     (the “Optionee”) is a party to a Non-Statutory Unit Option Agreement with Rackspace, Ltd., a Texas limited partnership, dated                          (the “Option Agreement”), evidencing rights of the Optionee to purchase certain limited partnership units of Rackspace, Ltd. The Option Agreement was subject to and governed by the terms and provisions of the Rackspace, Ltd. 1999 Unit Option Plan (the “1999 Unit Option Plan”).

In August of 2001, Rackspace, Ltd. executed a Plan of Reorganization with, among others, Rackspace, Inc., (formerly known as Macro Holdings, Inc.) a Delaware corporation (the “Company”), pursuant to which the limited partners of Rackspace, Ltd. converted their limited partnership interests in Rackspace, Ltd. into shares of stock of the Company. Pursuant to the Plan of Reorganization, the Company assumed the 1999 Unit Option Plan of Rackspace, Ltd., and the rights of optionholders, including rights of the Optionee, under the 1999 Unit Option Plan were converted into rights to acquire shares of the Company’s $0.001 par value Common Stock (the “Common Stock”). In connection with such assumption and conversion, the Macro Holding, Inc. 1999 Assumed Stock Option Plan (the “1999 Assumed Stock Option Plan”) replaced the 1999 Unit Option Plan as of August of 2001.

Pursuant to the terms of this Option Exercise Agreement – 1999 Assumed Stock Option Plan (the “Exercise Agreement”), the Option Agreement, and the 1999 Assumed Stock Option Plan, the Optionee desires to exercise his/her rights to purchase              shares of Common Stock (the “Exercised Shares”), of the              shares of Common Stock for which the Optionee received options pursuant to the Option Agreement.

1. Acknowledgement of 1999 Assumed Stock Option Plan. The Optionee hereby acknowledges and agrees that the 1999 Unit Option Plan was replaced and superseded by the 1999 Assumed Stock Option Plan in August of 2001, and that the Option Agreement has been governed by the 1999 Assumed Stock Option Plan since August of 2001.

2. Acknowledgment of Receipt of Disclosure Materials. The Optionee hereby acknowledges that he has previously received a copy of the Company’s Disclosure Package, which includes, but is not limited to, a Disclosure Memorandum which highlights the risk factors involved in this investment, a copy of the 1999 Assumed Stock Option Plan, a document containing a summary of its material terms, a copy of the Option Agreement and financial statements of the Company, and Optionee acknowledges that he has had a reasonable amount of time to review such materials prior to execution hereunder.

3. Exercise of Options. Subject to the terms of this Exercise Agreement, the Option Agreement and the 1999 Assumed Stock Option Plan, the Optionee hereby exercises his/her rights to purchase the Exercised Shares for a per share purchase price of $            , for a total purchase price for all Exercised Shares of $             (the “Aggregate Purchase Price”).

4. Delivery of Aggregate Purchase Price and Tax Amount. Optionee shall deliver to the Company: (i) the Aggregate Purchase Price, and (ii) the applicable federal and state tax withholdings amount (the “Withheld Taxes”). Optionee and the Company hereby agree that the total amount of Withheld Taxes, shall be $            . The Company shall remit the Withheld Taxes to the appropriate taxing authorities on behalf of Optionee. Optionee may have additional tax remittance obligations if the Optionee’s actual taxes attributable to the exercise of the Exercised Shares exceed the amount of Withheld Taxes. Optionee shall be responsible for any such additional taxes and hereby releases the Company and its subsidiaries, affiliates, representatives, successors and assigns from all responsibilities and liabilities associated with the payment of such additional taxes.

5. Common Stock to be Received by Optionee. In accordance with Optionee’s exercise of the Exercised Shares pursuant to the terms set forth herein, Optionee shall receive a stock certificate representing the Exercised Shares, dated as of the Exercise Date (as hereinafter defined) (the “Stock Certificate”). The issuance of such Exercised Shares to Optionee shall be deemed to occur on the Exercise Date.

6. Stock Certificate Legend. The parties hereto agree that the Stock Certificate shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF AN OPTION EXERCISE AGREEMENT – 1999 ASSUMED STOCK OPTION PLAN BETWEEN THE COMPANY AND THE REGISTERED HOLDER (THE “HOLDER”) OF SUCH SECURITIES, THE OPTION AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, AND THE MACRO HOLDING, INC. 1999 ASSUMED STOCK OPTION PLAN (COLLECTIVELY, THE “AGREEMENTS”). SUCH AGREEMENTS CONTAIN RESTRICTIONS ON TRANSFER AND GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF SUCH SECURITIES AND CERTAIN MARKET STAND-OFF OBLIGATIONS AND OTHER RESTRICTIONS AND OBLIGATIONS. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH COPIES OF SUCH AGREEMENTS TO THE HOLDER HEREOF WITHOUT CHARGE. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“IN ADDITION TO THE TRANSFER RESTRICTIONS DESCRIBED ABOVE, THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT REGARDING THE ELECTION OF MEMBERS OF THE COMPANY’S BOARD OF DIRECTORS. THE

SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH VOTING AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

7. Termination of Certain Rights to Purchase Common Stock Under Option Agreement and Plan. In accordance with Optionee’s exercise of the Exercised Shares, the parties hereto agree that upon the Company’s written acceptance of this Exercise Agreement, the Optionee’s rights to purchase              shares of Common Stock under the Option Agreement are terminated.

8. Acknowledgement of Transfer Restrictions. The parties hereto agree and acknowledge that upon issuance of the Stock Certificate for the Exercised Shares and at all times subsequent to such issuance, Optionee shall be bound by all restrictions and obligations contained in the Option Agreement and the 1999 Assumed Stock Option Plan, including, without limitation, all restrictions on transfer, repurchase provisions, rights of first refusal, and market stand-off obligations.

9. Agreement to Execute and be Bound by Voting Agreement. As a condition to exercising the Exercised Shares and receiving the Stock Certificate for the Exercised Shares, Optionee hereby agrees to execute and deliver to the Company the Voting Agreement, in the form attached hereto as Exhibit A, contemporaneously with the execution and delivery of this Exercise Agreement. Furthermore, Optionee agrees to be bound by any Voting Agreement, and any amendment thereto, subsequently adopted by the holders of a majority of the shares of stock of the Company and further hereby appoints the Company as its agent and attorney-in-fact to execute any such Voting Agreement, or amendment thereto, in the name and on behalf of the Optionee.

10. Agreement to Execute and Deliver the Investment Representation Statement. As a condition to exercising the Exercised Shares and receiving the Stock Certificate for the Exercised Shares, Optionee hereby agrees to execute and deliver to the Company the Investment Representation Statement, in the form attached hereto as Exhibit B, contemporaneously with the execution and delivery of this Exercise Agreement.

11. Agreement to Execute and File IRS Section 83(b) Election Statement. Optionee hereby agrees to complete and execute an election statement under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Exercised Shares, in the form attached hereto as Exhibit C. Optionee further agrees to:

(a) File such completed and executed Section 83(b) election statement with the Internal Revenue Office with whom the Optionee files his/her federal income tax return no later than 30 days following the Exercise Date;

(b) Furnish a copy of the filed Section 83(b) election statement to the Company no later than 30 days following the Exercise Date; and

(c) Retain an executed copy of the Section 83(b) election statement and file such copy with his/her 2006 federal income tax return.

12. Governing Law. THE VALIDITY AND CONSTRUCTION OF THIS EXERCISE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

13. Exercise Date. The parties hereto agree that the effective date of this Exercise Agreement and the date of issuance of the Exercised Shares hereunder is                     , 2008 (the “Exercise Date”).

SUBMITTED BY:

OPTIONEE:

ACCEPTED BY:

RACKSPACE, INC., a Delaware corporation

By:

Name:

Title:

Date Received

Attachments:

Exhibit A – Voting Agreement

Exhibit B – Investment Representation Statement

Exhibit C – IRS Section 83(b) Election Statement

Exhibit A

VOTING AGREEMENT

(See Attached)

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made effective as of the          day of                     , 2008 (the “Effective Date”), by and among Rackspace, Inc., a Delaware corporation (the “Company”), and                      (the “Stockholder”).

The parties hereto agree that Stockholder shall be bound by all Company stockholder voting provisions set forth below with respect to all shares of stock issued to Stockholder pursuant to an exercise of Company stock options:

1. Groups of Stockholders. For purposes of this Agreement, certain holders of the Company’s $0.001 par value common stock are designated as members of the following groups, as indicated below:

Group B Stockholder

Trout, Ltd., a Texas

limited partnership (“Trout”)

Group C Stockholders

First Inning Investors,

L.P. (“First Inning”)

Isom Capital Partners I,

L.P. (“Isom”)

The Hamilton Companies LLC,

a Colorado limited liability

company (“Hamilton”)

Beaulieu River Texas, Ltd., a

Texas limited partnership (formerly

Beaulieu River Capital LC and

formerly Weston Investment

Interest, L.L.C.) (“Beaulieu”)

MiniPat & Company, Ltd.,

a Texas limited partnership

(“MiniPat”)

2M Technology Ventures,

L.P. (“2M”)

Red Hat, Inc. (“Red Hat”)

Norwest Venture Partners VIII,

L.P. (“Norwest”)

NVP Entrepreneurs Fund VIII,

LP (“NVP”)

Felda Hardymon (“Hardymon”)

George Kadifa (“Kadifa”)

Jerry Parrick (“Parrick”)

Robert Powers (“Powers”)

Peggy Taylor (“Taylor”)

WS Investments (“WS”)

Tailwind Capital Partners 2000,

L.P. (“Thomas Weisel”)

Sequoia Capital Franchise

Fund, L.P. (“Sequoia Fund”)

Sequoia Capital Franchise

Partners, L.P. (“Sequoia Partners”)

2. Designation of Directors. The parties hereto agree that for so long as this Agreement is in effect: (i) for so long as the Group C Stockholders (excluding Norwest, Red Hat, Thomas Weisel, Sequoia Partners and Sequoia Fund, NVP, Hardymon, Kadifa, Parrick, Powers, Taylor and WS who do not have a right to designate a director), and excluding Hamilton to the extent that Hamilton continues to have the right to designate a director under Section (ii) below, hold at least 10% of the issued and outstanding Stock of the Company, such Stockholders shall have the right to designate one director of the Company; (ii) Hamilton, for so long as Hamilton holds at least 2.5% of the issued and outstanding Stock of the Company (either directly or indirectly through its limited partner interest in Isom), shall have the right to designate one director of the Company; and (iii) the Group B Stockholder, for so long as it holds at least 20% of the issued and outstanding Stock of the Company, shall have the right to designate up to five (5) directors of the Company. Provided further, should the Group B Stockholder elect in writing to waive its right to designate any directors (so that it has no right to designate any director) in connection with a sale of securities of the Company which raises $10,000,000 or more, then the Group C Stockholders and Hamilton shall also be deemed to waive their designation rights and this voting agreement shall terminate. For so long as this voting agreement is in effect, there shall be not more than seven (7) directors of the Company, except upon the consent of the Group C Stockholders (meaning Group C Stockholders holding 65% or more of the outstanding Stock held by all of the Group C Stockholders but excluding Hamilton to the extent it still possess a designation right, Norwest, Red Hat, Thomas Weisel, Sequoia Partners, Sequoia Fund, NVP, Hardymon, Kadifa, Parrick, Powers, Taylor and WS), and the approval of Hamilton (so long as Hamilton has a designation right). The designation of the director by the Group C Stockholders shall be determined by the Group C Stockholders holding 65% or more of the outstanding Stock held by all of the Group C Stockholders (excluding for the purposes of such calculation Norwest, Red Hat, Thomas Weisel, Sequoia Partners, Sequoia Fund, NVP, Hardymon, Kadifa, Parrick, Powers, Taylor and WS, who do not have a right to designate a director, and also excluding Hamilton for so long as Hamilton has a right to designate a director, and thereafter upon the approval of Group C Stockholders (including Hamilton) holding at least 65% of the Stock held by the Group C Stockholders.

3. Proxy. In order to ensure that the shares of stock of the Company are voted in the manner consistent with the foregoing Section 2, the Stockholder hereby irrevocably appoints: (i) the Group B Stockholder, as proxy with full power of substitution, to vote (by written consent or otherwise) any and all shares of the capital stock of the Company held or owned by or standing in the name of such Stockholder on the Company’s books, as well as any additional shares or other securities issued to such Stockholder which are derivative of such stock, whether as a result of any stock-split, reorganization, recapitalization, merger or other business transaction, for the purpose of electing five (5) directors of the Company in a manner consistent with the foregoing Section 2; (ii) Hamilton, as proxy with full power of substitution, to vote (by unanimous written consent or otherwise) any and all shares of the capital stock of the Company held or owned by or standing in the name of such Stockholder on the Company’s books, as well as any additional shares or other securities issued to such Stockholder which are derivative of such stock, whether as a result of any stock-split, reorganization, recapitalization, merger or other business transaction, for the purpose of electing one (1) director of the Company in a manner consistent with the foregoing Section 2; and (iii) the designee of the Group C Stockholders chosen by the Group C Stockholders holding not less than 65% of the shares held by all of the Group C Stockholders (but, excluding Norwest, Red Hat, Thomas Weisel, Sequoia Partners, Sequoia Fund, NVP, Hardymon, Kadifa, Parrick, Powers, Taylor and WS), as proxy with full power of substitution, to vote (by unanimous written consent or otherwise) any and all shares of the capital stock of the Company held or owned by or standing in the name of such Stockholder on the Company’s books, as well as any additional shares or other securities issued to such Stockholder which are derivative of such stock, whether as a result of any stock-split, reorganization, recapitalization, merger or other business transaction, for the purpose of electing one (1) director of the Company in a manner consistent with the foregoing Section 2. This irrevocable proxy is coupled with an interest and is binding upon the Stockholder and any transferee of the Stockholder. This proxy shall terminate at such time or times that the rights to designate and elect directors terminate (whether by express waiver or otherwise) in accordance with the terms of this Agreement.

4. Amendments. This Agreement may be amended by the Company so long as the substance of such amendment is applicable to the holders of at least a majority of the shares of the Company’s outstanding voting stock, either through such amendment or through a separate agreement.

5. Governing Law. THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

6. Termination. This Agreement shall terminate and be of no further force and effect upon the date of consummation of the Company’s sale of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended resulting in aggregate cash proceeds to the Company of at least $10,000,000 million.

This Agreement is executed and delivered to be effective on the date first mentioned above.

COMPANY:

Rackspace, Inc., a Delaware corporation

By:
Name:
Title:

STOCKHOLDER:

Exhibit B

INVESTMENT REPRESENTATION STATEMENT

(See Attached)

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

COMPANY:	RACKSPACE, INC.

SECURITY:	$0.001 PAR VALUE COMMON STOCK

NUMBER OF ISSUED SHARES OF COMMON STOCK:	SHARES

DATE:	, 2008

In connection with the purchase of the above-listed Securities, the undersigned Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is acquiring these Securities for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Purchaser acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Purchaser’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Purchaser further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Securities. Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and with any other legend required under applicable state securities laws.

(c) Purchaser is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Purchaser, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the 1934 Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d) Purchaser further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Purchaser understands that no assurances can be given that any such other registration exemption will be available in such event.

Purchaser:

(Signature)

(Print Name)

Date:

Exhibit C

Form of IRS Section 83(b) Election

(See Attached)

Section 83(b) Election

ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of: (1) regular gross income; (2) alternative minimum taxable income or (3) disqualifying disposition gross income, as the case may be.

1.	TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SSN:

2.	The property with respect to which the election is made is described as follows: Common Stock of Rackspace, Inc. (the “Company”), which is a corporation for whom the Taxpayer performs services. These shares of Common Stock were issued by the Company to and were purchased by Taxpayer.

3.	The date on which the shares were transferred was on or after and this election is made for calendar year 2008.

4.	The shares received are subject to the following restriction: The shares are subject to transfer restrictions, including rights of first refusal and market stand-off obligations, as well as voting agreement restrictions.

5.	The fair market value of the shares (without regard to restrictions other than restrictions that by their terms will never lapse) was $ per share.

6.	The amount paid by Taxpayer for such shares was $ per share.

7.	The Taxpayer has submitted a copy of this statement to the Company.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

TAXPAYER:
Dated: